Exhibit 1.1



                        PSE&G TRANSITION FUNDING II LLC

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY


                            UNDERWRITING AGREEMENT


                                                            New York, New York
                                                             September 9, 2005


To Credit Suisse First Boston LLC as
representative of the
Underwriters named in
Schedule II hereto

Ladies and Gentlemen:

         1. Introduction. PSE&G Transition Funding II LLC, a Delaware limited liability company (the "Issuer"), and Public Service Electric and Gas Company, an operating electric and gas public utility incorporated under the laws of the State of New Jersey (the "Company"), as sole member and owner of the entire equity interest in the Issuer, propose, subject to the terms and conditions stated herein, that the Issuer issue and sell to the underwriters named in Schedule II hereto (collectively, the "Underwriters"), for whom Credit Suisse First Boston LLC is acting as representative (the "Representative"), the principal amount of the PSE&G Transition Funding II LLC Transition Bonds, Series 2005-1 (the "Transition Bonds"), identified in
Schedule I hereto.

         The issuance of the Transition Bonds is authorized by the Bondable Stranded Costs Rate Order, Docket No. EF03070532 (the "Financing Order"), issued by the BPU on July 12, 2005. The Transition Bonds will be issued pursuant to an indenture dated on or about the Closing Date (as defined herein), as supplemented by the 2005-1 Series Supplement thereto, between the Issuer and The Bank of New York, as trustee (the "Trustee") (and as amended and supplemented from time to time, the "Indenture"). The Transition Bonds will be secured primarily by Bondable Transition Property created by the Financing Order, which Bondable Transition Property will be sold to the Issuer by the Company (such sold Bondable Transition Property referred to herein as "Transferred Bondable Transition Property"). The Company's sale of Transferred Bondable Transition Property to the Issuer will occur pursuant to a Sale Agreement dated on or about the Closing Date, between the Company and the Issuer (the "Sale Agreement") and a related Bill of Sale dated on or about the Closing Date (the "Bill of Sale"). The Transferred Bondable Transition Property will be serviced pursuant to a Servicing Agreement dated on or about the Closing Date, between the Company, as servicer, and the Issuer, as owner of the Transferred Bondable Transition Property (as amended and supplemented from time to time, the "Servicing Agreement"). Pursuant to the Indenture, the Issuer has granted to the

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Trustee, as trustee for the benefit of the Transition Bondholders, all of its right, title and interest in and to the Transferred Bondable Transition Property as security for the Transition Bonds.

         Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Indenture, including Appendix A thereto.

         2. Representations and Warranties. The Company and the Issuer jointly and severally represent and warrant to, and agree with, each Underwriter as follows (it being understood that certain terms used in this Section 2 are defined in paragraph (d) hereof):

                  (a) If the offering of the Transition Bonds is a Delayed Offering (as specified in Schedule I hereto), paragraph (i) below is applicable and, if the offering of the Transition Bonds is a Non-Delayed Offering (as so specified), paragraph (ii) below is applicable.

                           (i) The Issuer and the Transition Bonds meet the
                  requirements for the use of Form S-3 under the Securities Act of 1933 (the "Securities Act"), and the Issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (Registration No. 333-127545), including a basic prospectus, for registration under the Securities Act of the offering and sale of the Transition Bonds. The Issuer may have filed one or more amendments thereto, and may have used a Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, has become effective. The offering of the Transition Bonds is a Delayed Offering and, although the Basic Prospectus (as herein defined) may not include all the information with respect to the Transition Bonds and the offering thereof required by the Securities Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Securities Act and the rules thereunder to be included therein as of the Effective Date. The Issuer will next file with the Commission pursuant to Rules 415 and 424(b)(2) or
                  (5) a final supplement to the form of prospectus included in such registration statement relating to the Transition Bonds and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Transition Bonds and the offering thereof and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein.

                           (ii) The Issuer and the Transition Bonds meet the
                  requirements for the use of Form S-3 under the Securities Act and the Issuer has filed with the Commission a registration statement on such Form (Registration No. 333-127545), including a basic prospectus, for registration under the Securities Act of the offering and sale of the Transition Bonds. The Issuer may have filed one or



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                  more amendments thereto, including a Preliminary Final
                  Prospectus, each of which has previously been furnished to you. The Issuer will next file with the Commission either
                  (x) a final prospectus supplement relating to the Transition Bonds in accordance with Rules 430A and 424(b)(1) or (4), or
                  (y) prior to the effectiveness of such registration statement, an amendment to such registration statement, including the form of final prospectus supplement. In the case of clause (x), the Issuer has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Securities Act and the rules thereunder to be included in the Final Prospectus with respect to the Transition Bonds and the offering thereof. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, with respect to the Transition Bonds and the offering thereof and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein.

                  (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any amendment or supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act") and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply with the requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any amendment or supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Issuer nor the Company makes any representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto). No stop order suspending the effectiveness of


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

         the Registration Statement has been issued and no proceedings for that purpose have been instituted.

                  (c) The documents incorporated by reference in the Registration Statement and the Final Prospectus, when they became effective or were filed (or, if an amendment with respect to any such document was filed or became effective, when such amendment was filed or became effective) with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act, the Exchange Act, the Trust Indenture Act and the rules and regulations thereunder, and any further documents so filed and incorporated by reference will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act, the Exchange Act, the Trust Indenture Act and the rules and regulations thereunder; none of such documents, when it became effective or was filed (or, if an amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The terms which follow, when used in this Underwriting Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date including, in the case of a Non-Delayed Offering, any Preliminary Final Prospectus. "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement, and any amendment or supplement thereto, to the Basic Prospectus which describes the Transition Bonds and the offering thereof and is used prior to filing of the Final Prospectus. "Final Prospectus" shall mean the prospectus supplement, and any amendment or supplement thereto, relating to the Transition Bonds that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus or, if, in the case of a Non-Delayed Offering, no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Transition Bonds, including the Basic Prospectus, included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415," "Rule 424," "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Securities Act. "Rule 430A Information" means information with respect to the Transition Bonds and the offering thereof permitted to be omitted from the Registration Statement when it becomes


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

         effective pursuant to Rule 430A. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
         Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A "Non-Delayed Offering" shall mean an offering of securities which is intended to commence promptly after the effective date of a registration statement, with the result that, pursuant to Rules 415 and 430A, all information (other than Rule 430A Information) with respect to the securities so offered must be included in such registration statement at the effective date thereof. A "Delayed Offering" shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered. Whether the offering of the Transition Bonds is a Non-Delayed Offering or a Delayed Offering shall be set forth in Schedule I hereto.

                  (e) Deloitte & Touche LLP are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) The financial statements included or incorporated by reference in the Final Prospectus present fairly the financial position and results of operations of the Company and the Issuer, respectively, as of the respective dates and for the respective periods specified and, except as otherwise stated in the Final Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. Neither the Company nor the Issuer has any material contingent obligation which is not disclosed in the Final Prospectus.

                  (g) The Issuer has been duly organized and is validly existing in good standing as a limited liability company under the laws of the State of Delaware, has the power and authority to conduct its business as presently conducted and as described in the Final Prospectus and is duly qualified as a foreign limited liability company to do business and in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and in which the failure to so qualify would have a materially adverse effect on the Issuer; and the Issuer has all requisite power and authority to issue the Transition Bonds and purchase the Transferred Bondable Transition Property as described in the Final Prospectus and to otherwise perform its obligations under the Basic Documents.



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                  (h) The Company is a validly existing corporation under the laws of the State of New Jersey; each of the Company's subsidiaries is a validly existing corporation under the laws of its jurisdiction of incorporation; the Company has all requisite power and authority to own and occupy its properties and carry on its business as presently conducted and as described in the Final Prospectus and is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and in which the failure to so qualify would have a materially adverse effect on the Company.

                  (i) Each of the Basic Documents to which the Company or the Issuer is a party has been duly authorized by the Company or the Issuer, as applicable, and when executed and delivered by the Issuer or the Company, as applicable, will constitute a valid and binding obligation of the Company or the Issuer, as applicable, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws or equitable principles affecting creditors' rights generally from time to time in effect).

                  (j) The Transition Bonds have been duly authorized by the Issuer and will conform to the description thereof in the Final Prospectus; and when the Transition Bonds are executed by the Issuer, authenticated by the Trustee and delivered to the Underwriters and are paid for by the Underwriters in accordance with the terms of this Underwriting Agreement, the Transition Bonds will constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principals of equity, whether considered in a proceeding at law or in equity).

                  (k) The issuance and sale of the Transition Bonds by the Issuer, the sale of the Transferred Bondable Transition Property by the Company to the Issuer, the execution, delivery and compliance by the Company and the Issuer with all of the provisions of this Underwriting Agreement and each of the other Basic Documents to which the Company or the Issuer, as applicable, is a party, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or the Company is a party or by which the Issuer or the Company is bound or to which any of the property or assets of the Issuer or the Company is subject, which conflict, breach, violation or default would be material to the issuance and sale of the Transition Bonds or would have a material adverse effect on the general affairs, management, prospects, financial position or results of operations of the Issuer or the Company or on the stockholders' equity of the Company, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or the Issuer Certificate of Formation or Issuer LLC Agreement or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or the Company or any of their respective properties.



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

                  (l) Except for permits and similar authorizations required under the Commission's order declaring the registration statement on Form S-3 (Registration No. 333-127545) effective, or the applicable securities or blue sky laws of any jurisdiction, no consent, approval, authorization or other order of any governmental authority is legally required for the execution, delivery and performance of this Underwriting Agreement by the Issuer and the Company and the consummation of the transactions contemplated hereby.

                  (m) This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer and the Company and constitutes a valid and binding obligation of the Company and the Issuer, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, whether considered in a proceeding at law or in equity and subject to the possible unenforceability of the indemnity provisions contained herein).

                  (n) There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Company or any of its subsidiaries or the Issuer required to be disclosed in the Final Prospectus which is not adequately disclosed in the Final Prospectus.

                  (o) The Indenture has been duly and validly authorized by all necessary action by the Issuer and duly qualified under the Trust Indenture Act; and, as of the Closing Date, the Indenture will have been duly and validly executed and delivered by the Issuer and will be a valid and enforceable instrument of the Issuer in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, whether considered in a proceeding at law or in equity).

                  (p) The Transition Bonds, when duly executed, authenticated and delivered against payment of the agreed consideration therefor, will be entitled to the benefits provided by the Indenture, and the holders of the Transition Bonds will be entitled to the payment of principal and interest as therein provided; the Transition Bonds and the Indenture conform to the descriptions thereof contained in the Final Prospectus.

         Any certificate signed by any officer of the Company or the Issuer and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Issuer, as the case may be, to each Underwriter as to the matters covered thereby.

         3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at the purchase price set forth in
Schedule I hereto the principal amount of each class of Transition Bonds set forth opposite the name of such Underwriter on Schedule II hereto.



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         4. Delivery and Payment. Delivery of and payment for the Transition
Bonds shall be made on the date and at the time specified in Schedule I hereto (or such later date not later than ten business days after such specified date as the Representative shall designate), which date and time may be postponed by agreement between the Representative and the Issuer or as provided in
Section 9 hereof (such date and time of delivery and payment for the Transition Bonds being herein called the "Closing Date"). Delivery of the Transition Bonds shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to the Issuer by wire transfer of immediately available funds in U.S. dollars. The Transition Bonds to be so delivered shall be initially represented by Transition Bonds registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Transition Bonds will be represented by book entries on the records of DTC and participating members thereof. Definitive Transition Bonds will be available only under limited circumstances described in the Indenture.

         The Issuer shall have the Transition Bonds available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 PM Eastern Time on the business day prior to the Closing Date.

         5. Covenants.

                  (a) Covenants of the Issuer. The Issuer covenants and agrees with the several Underwriters that:

                           (i) Prior to the termination of the offering of the
                  Transition Bonds, the Issuer will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Issuer has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Issuer will cause the Final Prospectus, properly completed, and any amendment or supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Issuer will promptly advise the Representative
                  (A) when the Final Prospectus, and any amendment or supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (B) when, prior to termination of the offering of the Transition Bonds, any amendment to the Registration Statement shall have been filed or become effective, (C) of any request by the Commission for any amendment of the Registration Statement or amendment or supplement to the Final Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (E) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Transition Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (F) of the happening of any event during the period mentioned in subparagraph (ii) below. The Issuer will use its best efforts


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                  to prevent the issuance of any such stop order and, if
                  issued, to obtain as soon as possible the withdrawal thereof.

                           (ii) If, at any time when a prospectus relating to
                  the Transition Bonds is required to be delivered under the Securities Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Issuer promptly will (x) promptly notify the Representative of such event,
                  (y) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance, provided that prior to filing any amendment or supplement the Issuer will provide the Representative with a copy for its review and will not file any such proposed amendment or supplement to which the Representative reasonably objects, and (z) supply any supplemented Final Prospectus to the Underwriters in such quantities as they may reasonably request.

                           (iii) The Issuer will file or to cause to be filed
                  with the Commission a current report on Form 8-K setting forth all Computational Materials, ABS Term Sheets and Collateral Term Sheets (collectively, "Investor Materials") provided to the Issuer by any Underwriter within the applicable time periods allotted for such filing pursuant to the No-Action Letter of May 20, 1994, issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the No-Action Letter of February 17, 1995, issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters"). For purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by any Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by any Underwriter.

                           (iv) The Issuer will furnish to the Representative
                  and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendment or supplement thereto as the Representative may reasonably request. The Issuer shall furnish or cause to be furnished to the Representative copies of all reports required by Rule


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                  463 under the Securities Act. The Issuer will pay the
                  expenses of printing, distribution or other production of all documents relating to the offering.

                           (v) The Issuer will arrange for the qualification
                  of the Transition Bonds for sale under the laws of such jurisdictions as the Representative may designate, will maintain such qualifications in effect so long as required for the distribution of the Transition Bonds and will arrange for the determination of the legality of the Transition Bonds for purchase by institutional investors; provided, however, that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Transition Bonds, in any jurisdiction where it is not now so subject.

                           (vi) Until the business date set forth on Schedule
                  I hereto, the Issuer will not, without the written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any securities (other than the Transition Bonds).

                           (vii) For a period from the date of this
                  Underwriting Agreement until the retirement of the Transition Bonds, or until such time as the Underwriters shall cease to maintain a secondary market in the Transition Bonds, whichever occurs first, the Issuer will deliver to the Representative the annual statements of compliance and the annual independent auditor's servicing reports furnished to the Issuer or the Trustee pursuant to the Servicing Agreement or the Indenture, as applicable, as soon as such statements and reports are furnished to the Issuer or the Trustee.

                           (viii) To the extent, if any, that any rating
                  necessary to satisfy the condition set forth in Section 6(n) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions.

                  (b) Covenants of the Company. The Company covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 5(a):

                           (i) The Registration Statement became effective
                  August 29, 2005. The Company will make every reasonable effort to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and, if issued, to promptly use its best efforts to obtain its withdrawal thereof.

                           (ii) The Company will apply the proceeds of the
                  sale of the Bondable Transition Property to the Issuer for the purposes described in the Final Prospectus and in compliance with the Financing Order.

                           (iii) Until the business date set forth on Schedule
                  I hereto, the Company will not, without the consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities similar to the Transition Bonds (other than the Transition Bonds).

                           (iv) To the extent, if any, that any rating
                  necessary to satisfy the condition set forth in Section 6(m) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Company on or after the Closing Date, the Company shall furnish or cause to be furnished such documents and take such other actions.

                           (v) The initial Transition Bond Charge will be
                  calculated in accordance with the Financing Order.

                           (vi) If, at any time when a prospectus relating to
                  the Transition Bonds is required to be delivered under the Securities Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, such Company at the Issuer's expense promptly will (i) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance and
                  (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

         6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Transition Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Company contained herein as of the Execution Time and the Closing Date, on the part of the Company contained in Article III of the Sale Agreement and in
Section 5.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements in the Transition Bonds pursuant to the provisions hereof, to the performance by the Issuer and the Company of their obligations hereunder, and to the following additional conditions precedent:

                  (a) The Registration Statement became effective August 29, 2005. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Representative shall have received opinions, each dated as of the Closing Date, from Wilentz Goldman & Spitzer, P.A., special regulatory counsel to the Company, each subject to customary qualifications, exceptions and limitations, in form and substance satisfactory to the Representative, to the effect set forth in Exhibits A, B, C, D, E and F hereto.

                  (c) The Representative shall have received an opinion, dated as of the Closing Date, from either James T. Foran, General Corporate Counsel or R. Edwin Selover, Senior Vice President and General Counsel, subject to customary qualifications, exceptions and limitations, in form and substance satisfactory to the Representative, to the effect set forth in Exhibits G and H hereto.

                  (d) The Representative shall have received opinions, each dated as of the Closing Date, from Sidley Austin Brown and Wood LLP, special counsel to the Issuer and the Company, each subject to customary qualifications, exceptions and limitations, in form and substance satisfactory to the Representative, to the effect set forth in Exhibits I, J, and K hereto.

                  (e) The Representative shall have received from Sidley Austin Brown & Wood LLP, counsel to the Underwriters, an opinion of counsel, dated as of the Closing Date, in form satisfactory to the Underwriters, and the Company and the Issuer shall have furnished to such counsel with such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (f) The Representative shall have received an opinion or opinions of counsel to the Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

                           (i) the Trustee is validly existing as a banking
                  corporation in good standing under the laws of New York;

                           (ii) the Indenture has been duly authorized,
                  executed and delivered by the Trustee and constitutes the legal, valid and binding agreement enforceable against the Trustee in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws or equitable principles affecting creditors' rights generally from time to time in effect); and

                           (iii) the Transition Bonds have duly authenticated
                  and delivered by the Trustee.

                  (g) The Representative shall have received opinions, each dated as of the Closing Date, from Richards, Layton & Finger, P.A., Delaware counsel to the Issuer, each subject to customary qualifications, exceptions and limitations, in form and substance satisfactory to the Representative, to the effect set forth in Exhibits L and M hereto.

                  (h) The Representative shall have received a certificate of the Issuer, signed by a duly authorized officer of the Issuer, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Underwriting Agreement and that:

                           (i) the representations and warranties of the
                  Issuer in this Underwriting Agreement and in the Sale Agreement and the Indenture are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and

                           (iii) since the dates as of which information is
                  given in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in (A) the financial condition, prospects, business or properties of the Issuer, whether or not arising from transactions contemplated by the Final Prospectus in the ordinary course of business, or (B) the Transferred Bondable Transition Property or any right related thereto under the Competition Act or the Financing Order, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

                  (i) The Representative shall have received a certificate of the Company, signed by the Chief Executive Officer, the President or a Vice-President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Underwriting Agreement and that:

                           (i) the representations and warranties of the
                  Company in this Underwriting Agreement, the Sale Agreement, the Servicing Agreement and the Administration Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the dates as of which information is
                  given in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in (A) the condition (financial or other), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions contemplated by the Final Prospectus or in the ordinary course of business, or (B) the Transferred Bondable Transition Property.

                  (j) At the Closing Date, Deloitte & Touche LLP shall have furnished to the Representative (A) a letter or letters (which may refer to letters previously delivered to the Representative), dated as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation, and (B) the opinion or certificate, dated as of the Closing Date, in form and substance satisfactory to the Representative, satisfying the requirements of
         Section 2.10(6) of the Indenture.

                  References to the Final Prospectus in this paragraph (j) include any supplement thereto at the date of the letter.

                  In addition, except as provided in Schedule I hereto, at the Execution Time, Deloitte & Touche LLP shall have furnished to the Representative a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representative, to the effect set forth above.

                  (k) There shall not have occurred any change, or any development involving a prospective change, in or any event subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Final Prospectus (exclusive of any supplement thereto relating to such change, development or event) affecting either (i) the business, prospects, properties or financial condition of the Company or the Issuer, or (ii) the Transferred Bondable Transition Property, the Transition Bonds, the Restructuring Order, the Financing Order or the Competition Act, the effect of which is, in the case of either (i) or
         (ii) above, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Transition Bonds as contemplated by the Registration Statement (exclusive of any amendment thereof relating to such change, development or event) and the Final Prospectus (exclusive of any supplement thereto relating to such change, development or event).

                  (l) On or prior to the Closing Date, the Issuer shall have delivered to the Representative evidence, in form and substance reasonably satisfactory to the Representative, of compliance with
         Section 2.10 of the Indenture, together with such reliance letters as the Representative shall request.

                  (m) The Transition Bonds shall have been rated in the highest long-term rating category by each of the Rating Agencies, and on or after the date hereof (i) no downgrade shall have occurred in the rating accorded to the debt securities of the Company by any Rating Agency, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                  (n) On or prior to the Closing Date, the Issuer shall have delivered to the Representative evidence, in form and substance reasonably satisfactory to the Representative, that appropriate filings have been, are being or will be made, as applicable, pursuant to Section 3.08 of the Sale Agreement and in accordance with the Competition Act and other applicable law reflecting the Issuer's first priority perfected ownership interest in the Transferred Bondable Transition Property.

                  (o) The Representative shall have received an opinion, or reliance letter thereon, from Sidley Austin Brown & Wood LLP, special federal income tax counsel to the Issuer, substantially in the form of Exhibit 8.1 to the Registration Statement.

                  (p) The Representative shall have received an opinion, or reliance letter thereon, from Wilentz Goldman & Spitzer, P.A., special New Jersey tax counsel to Company and the Issuer, substantially in the form of Exhibit 8.2 to the Registration Statement.

                  (q) Prior to the Closing Date, the Company and the Issuer shall have furnished to the Representative such further information, certificates, opinions and documents as the Representative may reasonably request, as contemplated by the Final Prospectus.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

         The documents required to be delivered by this Section 6 shall be delivered at the offices of Sidley Austin Brown & Wood LLP in the City of New York on the Closing Date.

         7. Expenses.

                  (a) Upon the Sale of the Transition Bonds, the Company and the Issuer will pay, or cause to be paid, all reasonable costs and expenses incident to the performance of the obligations of the Company, the Issuer, the Trustee and the Underwriters hereunder, including, without limiting the generality of the foregoing, (A) all costs, taxes and expenses incident to the issue and delivery of the Transition Bonds to the Underwriters, (B) all costs and expenses incident to the preparation, printing, reproduction, filing and distribution of the Registration Statement as originally filed with the Commission and each amendment thereto, any Preliminary Final Prospectus, the Basic Prospectus and the Final Prospectus (including any amendments and supplements thereto), (C) all fees, disbursements and expenses of the Company's, the Issuer's, the Trustee's and the Underwriters' counsel and the Company's and the Issuer's accountants,
         (D) all fees charged by the Rating Agencies in connection with the rating of the Transition Bonds, (E) all fees of DTC in connection with the book-entry registration of the Transition Bonds, (F) all costs and expenses incurred in connection with the qualification of the Transition Bonds for sale under the laws of such jurisdictions in the United States as the Representative may designate, together with costs and expenses in connection with any filing with the National Association of Securities Dealers with respect to the transactions contemplated hereby, and (G) and all costs and expenses of printing and distributing all of the documents in connection with the Transition Bonds.

                  (b) If the sale of the Transition Bonds provided for herein is not consummated because any condition set forth in Section 6 hereof is not satisfied, because of any termination pursuant to
         Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default (including under Section 9) by any of the Underwriters, the Company and the Issuer, jointly and severally, will reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Transition Bonds.

         8. Indemnification and Contribution.

                  (a) The Company and the Issuer, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, members, employees and agents of each Underwriter, and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Competition Act, the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, directly or indirectly, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, any untrue statement or alleged untrue statement of material fact contained in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or any Investor Materials, or in any amendment thereof or supplement thereto, or arise out of, directly or indirectly, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company and the Issuer may otherwise have.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company and the Issuer, each of their directors, each of their officers who signs the Registration Statement, and each person who controls the Company or the Issuer within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Issuer to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer or the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer and the Company acknowledge that the statements set forth under the heading "Underwriting the Series 2005-1 Transition Bonds" or "Plan of Distribution for the Transition Bonds" in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representative, confirm that such statements are correct in all material respects.

                  (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld.

                  (d) In the event that the indemnity provided in paragraph
         (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Issuer and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and by the Underwriters from the offering of the Transition Bonds; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Transition Bonds) be responsible for any amount in excess of the underwriting discount or commission applicable to the Transition Bonds purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Issuer and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Issuer and the Underwriters respectively in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, the Issuer or the Underwriters, as the case may be. The Company, the Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Issuer or the Company who shall have signed the Registration Statement and each director of the Issuer or the Company shall have the same rights to contribution as the Issuer or the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters' obligations in this Section 8 to contribute are several in proportion to the respective principal amounts of Transition Bonds set forth opposite their names in
         Schedule II hereto and not joint. In no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Transition Bonds) be responsible for any amount in excess of the underwriting discount or commission applicable to the Transition Bonds purchased by such Underwriter hereunder.

         9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Transition Bonds agreed to be purchased by such Underwriter or

Underwriters, the Representative may in its discretion arrange for the Underwriters or another party or other parties to purchase such Transition Bonds on the terms contained herein. If within 36 hours after such default by any Underwriter, the Representative did not arrange for the purchase of such Transition Bonds, the nondefaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Transition Bonds set forth opposite their names in Schedule II hereto bears to the aggregate amount of Transition Bonds set forth opposite the names of all the remaining Underwriters) the Transition Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Transition Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Transition Bonds set forth in Schedule II hereto, the nondefaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Transition Bonds, and if such nondefaulting Underwriters do not purchase all the Transition Bonds, this Underwriting Agreement will terminate without liability to any nondefaulting Underwriter, the Issuer or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer and the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         10. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

                  (a) The Representative has been retained solely to act as underwriter in connection with the sale of the Transition Bonds and that no fiduciary, advisory or agency relationship between the Company has been created in respect of any of the transactions contemplated by this Underwriting Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters;

                  (b) the price of the Transition Bonds was established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transaction contemplated by this Underwriting Agreement;

                  (c) has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

                  (d) it waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company including stockholders, employees or creditors of the Company.

         11. Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company and the Issuer prior to delivery of and payment for the Transition Bonds, if prior to such time (i) there shall have occurred any change, or any development involving a prospective change, in or affecting either (A) the business, prospects, properties or financial condition of the Issuer or the Company or (B) the Transferred Bondable Transition Property, the Transition Bonds, the Financing Order or the Competition Act, the effect of which, in the judgment of the Representative, materially impairs the investment quality of the Transition Bonds or makes it impractical or inadvisable to market the Transition Bonds, (ii) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by federal, State of New York or State of New Jersey authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Transition Bonds as contemplated by the Final Prospectus (exclusive of any supplement thereto).

         12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Issuer or its officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or of the Company, the Issuer or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Transition Bonds. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement and the complete or partial judicial invalidation of the Competition Act.

         13. Notices. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Underwriting Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, three days after deposit in the United States mail with proper first class postage prepaid: (a) in the case of the Representative, to it at the address specified in Schedule I hereto, (b) in the case of the Company, to it at Public Service Electric and Gas Company, 80 Park Plaza, Newark, New Jersey 07102, Attention: General Corporate Counsel, and (b) in the case of the Issuer, to it at PSE&G Transition Funding II LLC, 80 Park Plaza, T-4B, Newark, New Jersey 07102,
Attention: Managers; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         14. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

         15. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

         16. Counterparts. This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Issuer and the several Underwriters.

                                Very truly yours,

                                PUBLIC SERVICE ELECTRIC AND GAS COMPANY,


                                By: /s/ MORTON A. PLAWNER
                                   -------------------------
                                     Name:  MORTON A. PLAWNER
                                     Title: VICE PRESIDENT and TREASURER


                                PSE&G TRANSITION FUNDING II LLC,


                                By: /s/ MORTON A. PLAWNER
                                   -------------------------
                                     Name:  MORTON A. PLAWNER
                                     Title: VICE PRESIDENT and TREASURER and
                                            CHIEF FINANCIAL OFFICER




The foregoing Underwriting
Agreement is hereby confirmed and
accepted as of the date specified
in Schedule I hereto.

CREDIT SUISSE FIRST BOSTON LLC


By: /s/ WAYNE OLSON
    -------------------
     Name: WAYNE OLSON
     Title:

For itself and the other several
Underwriters, if any, named in
Schedule II to the foregoing
Underwriting Agreement.

                                  SCHEDULE I


Underwriting Agreement dated September 9, 2005

Registration Statement No. 333-127545

Representative:

              Credit Suisse First Boston LLC
              11 Madison Avenue
              New York, NY 10010

Title, Purchase Price and Description of Transition Bonds:

              Title:     PSE&G Transition Funding II LLC
                         Transition Bonds, Series 2005-1

              Principal Amount, Price to Public,
                  Underwriting Discounts and
                  Commissions and Proceeds to Issuer:

                                                         Underwriting
                    Total Principal                     Discounts and
                    Amount of Class   Price to Public    Commissions     Proceeds to Issuer
                    ---------------   ---------------    -----------     ------------------

Per Class A-1        $  25,200,000       99.98600%          0.35%           $  25,108,272
Transition Bond

Per Class A-2        $  35,000,000       99.98049%          0.45%           $  34,835,672
Transition Bond

Per Class A-3        $  20,000,000       99.96503%          0.56%           $  19,881,006
Transition Bond

Per Class A-4        $  22,500,000       99.95365%          0.60%           $  22,354,571
Transition Bond

     Total           $ 102,700,000      399.88517%          1.96%           $ 102,179,521
                     =============   ================    ==============  ================

         Original Issue Discount (if any):      $27,779.25

         Redemption provisions:                 At the Issuer's option when
                                                the outstanding principal
                                                balance of the Transition
                                                Bonds has been reduced to less
                                                than 5% of the original
                                                principal balance, as set
                                                forth in Section 10.01 of the
                                                Indenture.

         Other provisions:

         Closing Date, Time and Location:       On or about September 23,
                                                2005, 10:00 AM; offices of
                                                Sidley Austin Brown & Wood
                                                LLP, New York, New York

         Type of Offering:                      Delayed Offering

Date referred to in Section 5(a)(vi) and 5(b)(iii) after which the Issuer may offer or sell securities without the consent of the Representative: N/A

                                  SCHEDULE II


                                    Class A-1            Class A-2           Class A-3            Class A-4
       Underwriters             Transition Bonds     Transition Bonds     Transition Bonds    Transition Bonds
  ----------------------     ---------------------  -------------------  -----------------   ------------------
Credit Suisse First Boston     $   11,340,000       $   15,750,000       $     9,000,000     $   10,125,000

Barclays Capital Inc.          $   11,340,000       $   15,750,000       $     9,000,000     $   10,125,000

M.R. Beal & Company            $    2,520,000       $    3,500,000       $     2,000,000     $    2,250,000

   Total.......................$   25,200,000       $   35,000,000       $    20,000,000     $   22,500,000
                               ===================  ===================  ==================  ==================

                                   EXHIBIT A

           [Corporate Opinion Regarding Issuer Under New Jersey Law]

         1. The Issuer is duly qualified to do business and is in good standing under the laws of the State of New Jersey.

         2. Each of the Transition Bonds has been duly executed and delivered by the Issuer.

         3. The issue and sale of the Transition Bonds by the Issuer, the execution and delivery by the Issuer of the Sale Agreement, the Bill of Sale, the Servicing Agreement, the Administration Agreement, the Indenture and the Underwriting Agreement (collectively the "Transaction Documents") and the performance by the Issuer of its obligations under each of the foregoing, each in accordance with its terms, do not (a) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under any indenture, material agreement or instrument to which the Issuer is a party or by which the Issuer is bound and which has been identified to us in the Issuer's Certificate (defined in the Issuer's Certificate as the "Issuer Applicable Contracts"), (b) result in the creation or imposition of any security interest or lien on any properties of the Issuer pursuant to the terms of any of the Issuer Applicable Contracts (other than as contemplated by the Transaction Documents), (c) violate any consent, order or decree of any court or federal or state regulatory body, administrative agency or other governmental authority having jurisdiction over the Issuer or any of its properties and identified in the Issuer's Certificate, or (d) violate any Applicable Law applicable to the Issuer.

         4. Except for the filing of applicable UCC financing statements, no consent, approval, license, authorization or validation of, giving of notice to, or filing, recording or registration with, any governmental authority pursuant to Applicable Law which has not been obtained or taken and is not in full force and effect, is required under Applicable Law to authorize, or is required under Applicable Law in connection with, the execution, delivery or performance by the Issuer of any of the Transaction Documents or the Transition Bonds, or the performance by the Issuer of the transactions contemplated by the Transaction Documents and the Transition Bonds.

         5. Each of the Transaction Documents (other than the Underwriting Agreement) constitutes the valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.

         6. When the Transition Bonds have been duly authorized and executed, and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Transition Bonds will constitute the valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms and will be entitled to the benefits of the Indenture.

                                   EXHIBIT B

              [Opinion Regarding True Sale Under Competition Act]

         A court properly applying the Competition Act and the New Jersey UCC to the transactions contemplated by the Sale Agreement would conclude that, under the Competition Act and the New Jersey UCC, (i) the provisions of the Sale Agreement and the Bill of Sale are effective to constitute a sale or other absolute transfer to the Issuer of all of PSE&G's right, title and interest in and to the Initial Transferred Bondable Transition Property, and not a borrowing secured by the Initial Transferred Bondable Transition Property, other than for federal, state and local tax purposes and financial accounting purposes; and (ii) such transfer of the Initial Transferred Bondable Transition Property has been perfected as against third persons by the issuance of the Financing Order, the execution and delivery of the Sale Agreement by the parties thereto, the filing of the Seller Financing Statement together with the tender of the required filing fee.

                                EXHIBIT C

           [Corporate Opinion Regarding PSE&G Under New Jersey Law]

         1. The Sale Agreement, the Bill of Sale, the Servicing Agreement, and the Administration Agreement constitute the valid and binding obligations of PSE&G, enforceable against PSE&G in accordance with its terms under the laws of the State of New Jersey.

                                   EXHIBIT D

                             [Regulatory Opinion]

         1. The Financing Order has been duly authorized and issued by the BPU in accordance with all applicable laws, rules and regulations, including the Competition Act; the Financing Order and process by which it was issued complies with all applicable laws, rules and regulations, including the Competition Act; the Financing Order is in full force and effect and is final and nonappealable.

         2. The Competition Act has been duly enacted by the Legislature of the State of New Jersey in accordance with all applicable laws, is in full force and effect and (insofar as it relates to the transaction contemplated in the Sale Agreement, the Bill of Sale, the Servicing Agreement, the Administration Agreement, the Indenture, and the Underwriting Agreement (collectively, the "Transaction Documents")) is not the subject of any pending appeal or litigation. The provisions of the Competition Act relating to the Transition Bonds are constitutional under the Constitutions of the United States and the State of New Jersey.

         3. Neither the BPU nor any other governmental entity has the authority, directly or indirectly, legally or equitably to (A) rescind, alter, repeal, modify or amend the Financing Order, (B) revalue, re-evaluate or revise the amount of the Bondable Stranded Costs, (C) determine that the BGS Transition Bond Charges or the revenues required to recover Bondable Stranded Costs are unjust or unreasonable, or (D) in any way reduce or impair the value of the BGS Bondable Transition Property.

         4. The Transition Bonds are "transition bonds" within the meaning of
Section 3 of the Competition Act and the Transition Bonds are entitled to the protections provided thereunder.

         5. The Issuer is a "financing entity" within the meaning of Section 3 of the Competition Act.

         6. There presently is no judicial, statutory or constitutional authority in the State of New Jersey for a voter initiative or referendum for the purpose of amending or repealing the Competition Act.

         7. Under the Competition Act, the provisions of that Act are severable, such that if any provision of the Competition Act or its application to any person or circumstance is held invalid by any court of competent jurisdiction, the invalidity shall not affect any other provision or the applications of the Act which can be given effect without the invalid provision or application.

         8. In addition to the foregoing, we have reviewed the statements in the Prospectus regarding the Competition Act and the Financing Order under the captions "Summary of Terms", "Risk Factors", "Use of Proceeds", "The Competition Act" and "The BPU Financing Order and the Transition Bond Charge" and in the Prospectus Supplement under the captions "Introduction", "The Bonds
- The Collateral" and " - Payment Sources", "Credit Enhancement" and "The Transition Bond Charge" and, based upon our participation in the financing as regulatory counsel, we are of the opinion that such statements accurately summarize the provisions and legal effect of the Competition Act and the Financing Order. Furthermore, in the course of such participation, nothing has come to our attention which has caused us to believe that such statements (excluding the financial and statistical data or forecasts, numbers, charts, estimates, projections, assumptions or expressions of opinion included therein as to all of which no view is expressed) contain any untrue statement of a material fact or omit to state any material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading.

                                   EXHIBIT E

       [Constitutional Opinion Regarding New Jersey Contract Clause and
                                Takings Clause]

         1. Based on interpretation of existing case law, in our opinion, under the Contract Clause of the New Jersey Constitution, the State of New Jersey, including the New Jersey Board of Public Utilities, could not constitutionally take any action of a legislative character, including the repeal or amendment of the Competition Act, which would substantially limit, alter or impair the BGS Bondable Transition Property or other rights vested in the BGS Transition Bondholders pursuant to the Financing Order, or substantially limit, alter, impair or reduce the value or amount of the BGS Bondable Transition Property, unless such action is a reasonable exercise of the State of New Jersey's sovereign powers and of a character reasonable and appropriate to the public purpose justifying such action.

         2. Under the Takings Clause of the New Jersey Constitution, the State of New Jersey could not repeal or amend the Competition Act or take any other action in contravention of its pledge and agreement quoted above without paying just compensation to the BGS Transition Bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the BGS Transition Bondholders in the BGS Bondable Transition Property and deprive the BGS Transition Bondholders of their reasonable expectations arising from their investments in the BGS Transition Bonds. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest on the BGS Transition Bonds.

                                   EXHIBIT F

       [Opinion Regarding Security Interest Granted by Issuer to Trustee
                            Under New Jersey UCC]

         1. The provisions of the Sale Agreement together with the Bill of Sale are effective to create, in favor of the Issuer, a valid security interest (as such term is defined in Section 1-201 of the UCC) in the Seller's rights in the Initial Transferred BGS Bondable Transition Property described in the Bill of Sale (the "Initial Transferred BGS Bondable Transition Property"), which security interest if characterized as a transfer for security will secure the amount paid by the Issuer for such Initial Transferred BGS Bondable Transition Property. We note that the term "security interest" includes both a sale and a transfer for security of an account and we express no opinion herein as to whether the transfer of the Initial Transferred BGS Bondable Transition Property by the Seller to the Issuer constitutes a sale or transfer for security.

         2. Upon filing the Seller Financing Statement in the Filing Office, the security interest in favor of the Issuer in the Initial Transferred BGS Bondable Transition Property will be perfected.

         3. No other security interest of any other creditor of the Seller is equal or prior to the security interest of the Issuer in the Initial Transferred BGS Bondable Transition Property.

         4. The provisions of the Indenture are effective to create, in favor of the Trustee for the benefit of the BGS Transition Bondholders to secure the payment of the BGS Transition Bonds, a valid security interest in the Issuer's rights in the Initial Transferred BGS Bondable Transition Property and that portion of the Collateral (as defined in the Indenture) consisting of "accounts" or "general intangibles," each as defined in Article 9 of the UCC (the "Intangible Collateral").

         5. Upon the filing of the Issuer Financing Statement in the Filing Office, the security interest in favor of the Trustee for the benefit of the BGS Transition Bondholders in the Initial Transferred BGS Bondable Transition Property and in that portion of the Intangible Collateral (to the extent such constitutes Initial Transferred BGS Bondable Property) which is described in the Issuer Financing Statement will be perfected.

         6. No other security interest of any other creditor of the Issuer is equal or prior to the security interest of the Trustee for the benefit of the BGS Transition Bondholders in the Initial Transferred BGS Bondable Transition Property and in that portion of the Intangible Collateral (to the extent such constitutes Initial Transferred BGS Bondable Property) described in the Issuer Financing Statement.

         7. The provisions of the Indenture are effective to create a valid security interest in favor of the Trustee for the benefit of the BGS Transition Bondholders to secure the obligations of the Issuer under the Indenture to the BGS Transition Bondholders in the Issuer's rights in the Security Entitlements maintained within the Collection Account or subaccount thereof established under the Indenture. The provisions of the Control Agreement are effective to perfect the security interest of the Trustee for the benefit of the BGS Transition Bondholders in said Security Entitlements. No other security interest of any other creditor of the Issuer is equal or prior to the security interest of the Trustee for the benefit of the BGS Transition Bondholders in said Security Entitlements.

                                   EXHIBIT G

                  [Company Corporate General Counsel Opinion]

         1. PSE&G has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, and is duly qualified to do business in each jurisdiction where the nature of PSE&G's business requires such qualification to the extent such qualification and good standing is necessary to protect the validity and enforceability of the Basic Documents. PSE&G has the power and authority to execute, deliver and perform its obligations under the Basic Documents and to own its properties and conduct its business as described in the Registration Statement and the Final Prospectus.

         2. The execution, delivery and performance by PSE&G of the Basic Documents and the consummation by PSE&G of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of PSE&G and each of the Basic Documents has been duly executed and delivered by PSE&G.

         3. PSE&G holds all franchises, certificates of public convenience, licenses and permits necessary to carry on the utility business in which it is engaged, the absence of which would have a material adverse effect on the financial condition of PSE&G or on the validity of the Basic Documents. All consents, approvals, authorizations of, or filings or registrations with, any governmental body, authority or agency applicable to PSE&G and required as a condition to the validity of the Basic Documents or in connection with the execution, delivery and performance by PSE&G of the Basic Documents have been obtained or made.

         4. The execution, delivery and performance by PSE&G of the Basic Documents, each in accordance with its terms, do not (a) conflict with the Articles of Incorporation or By-laws of PSE&G, (b) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under any indenture, material agreement or instrument to which PSE&G is a party or by which PSE&G or any of its property is bound, (c) result in the creation or imposition of any security interest or lien on any properties of PSE&G pursuant to the terms of any such agreement or instrument, except as provided in the Sale Agreement, (d) violate any law or any consent, order, rule, regulation or decree of any court or federal or state regulatory body, administrative agency or other governmental authority having jurisdiction over PSE&G or any of its properties, or (e) violate any law, rule or regulation applicable to PSE&G.

         5. There is no pending and, to the best of my knowledge, no threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving PSE&G or any of its subsidiaries, or involving or relating to the Financing Order or the Restructuring Order or the collection of the Transition Bond Charge or the use and enjoyment of the Bondable Transition Property under the Competition Act, of a character required to be disclosed in the Registration Statement or the Final Prospectus that is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or document of a character required to be described in the Registration Statement or the Final Prospectus or be filed as an exhibit to the Registration Statement that is not described or filed as required.

         6. The statements included in the Final Prospectus under the headings "The Competition Act", "PSE&G's Restructuring" and "The BPU Financing Order and the Transition Bond Charge", to the extent they purport to summarize provisions of the Competition Act, the Restructuring Order and the Financing Order, fairly summarize such provisions.

         7. No facts have come to our attention that have led us to believe that the Registration Statement at the effective date thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus contained as of its date or contains as of the Closing Date an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to (i) the numerical, statistical and financial information included therein or excluded therefrom, (ii) the Trustee's Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1 or (iii) the statements under the subheading "The Transition Bonds-Transition Bonds Will Be Issued in Book-Entry Form".

                                   EXHIBIT H

                    [Opinion Regarding Mortgage Indenture]

         1. The Bondable Transition Property is not subject to any lien thereon created by the Mortgage Indenture.

                                   EXHIBIT I

          [Constitutional Opinion Regarding U.S. Contract Clause and
                                Takings Clause]

         1. Based on our analysis of relevant judicial authority, it is our opinion, subject to all of the qualifications, limitations and assumptions (including the assumption that any impairment would be "substantial") set forth in this letter, that, absent a demonstration by the State of New Jersey that limits, alters, impairs or reduces the value of the Bondable Transition Property is necessary to further a significant and legitimate public purpose, a reviewing court would conclude that the State Pledge provides a basis upon which the Bondholders (or the Trustee acting on their behalf) could challenge successfully, under the Federal Contract Clause, the constitutionality of any law subsequently passed by the New Jersey legislature determined by such court to reduce, alter, or impair the value of the Bondable Transition Property so as to cause an impairment prior to the time that the Transition Bonds are fully paid and discharged.


         2. Based on our analysis of relevant judicial authority, as set forth above, it is our opinion, subject to all of the qualifications, limitations and assumptions set forth in this letter, that, under the Federal Takings Clause, a reviewing court would hold that the State of New Jersey would be required to pay just compensation to Bondholders if the State's repeal or amendment of the Competition Act or taking of any other action in contravention of the state pledge in Section 17.a of the Competition Act constituted a permanent appropriation of a substantial property interest of the Bondholders in the Bondable Transition Property and deprived the Bondholders of their reasonable expectations arising from their investments in the Transition Bonds. There can be no assurance, however, that any such award of just compensation would be sufficient to pay the full amount of principal of and interest on the Transition Bonds.

                                   EXHIBIT J

 [Opinion Regarding the Securities Act of 1933, Trust Indenture Act of 1939 and
                       Investment Company Act of 1940]

         1. The statements set forth in the final prospectus dated [ ], 2005 relating to the Transition Bonds (together with the Prospectus Supplement relating to the Transition Bonds dated [ ], 2005, the "Final Prospectus") (a) under the headings "PSE&G Transition Funding II LLC, The Issuer", "The Transition Bonds" (other than the statements under the subheading "Transition Bonds Will Be Issued in Book-Entry Form"), "The Sale Agreement", "The Servicing Agreement" and "The Indenture", insofar as they purport to summarize certain provisions of the Issuer LLC Agreement, the Transition Bonds, the Sale Agreement, the Servicing Agreement and the Indenture, respectively, constitute fair summaries of such provisions, (b) under the heading "ERISA Considerations", fairly summarize the matters described therein, and (c) under the heading "How a Bankruptcy of the Seller or Servicer May Affect Your Investment", fairly summarize the matters described therein.

         2. The Transition Bonds, the Indenture, the Servicing Agreement and the Sale Agreement (including the Bill of Sale) conform in all material respects to the descriptions thereof (other than, with respect to the Transition Bonds, the statements under the subheading "The Transition Bonds-Transition Bonds Will Be Issued in Book-Entry Form") contained in the Final Prospectus.

         3. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and neither the Sale Agreement nor the Servicing Agreement is required to be registered under the Trust Indenture Act.

         4. The Registration Statement has become effective under the Securities Act; any required filing of the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b); to the best of our knowledge after due inquiry with the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and the Registration Statement and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder.

         5. The Issuer is not, and after giving effect to the offering and sale of the Transition Bonds and the application of the proceeds thereof as described in the Final Prospectus, will not be required to be registered as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                                   EXHIBIT K

  [Opinion Regarding True Sale of Bondable Transition Property from PSE&G to
    Issuer Under Federal Bankruptcy Law and Non-Consolidation of PSE&G and
                     Issuer Under Federal Bankruptcy Law]

         1. Based on the foregoing facts, and subject to the assumptions, qualifications and discussions contained herein and the reasoned analysis of analogous case law (although there is no precedent directly on point), it is our opinion that if PSE&G were to become a debtor (regardless of whether the Issuer is also a debtor) a court would not disregard the separate limited liability company existence of the Issuer so as to consolidate the Issuer's assets and liabilities with those of PSE&G.

         2. Based on the foregoing facts, and subject to the qualifications and discussion contained herein and the reasoned analysis of analogous case law (although there is no precedent directly on point), it is our opinion that, if PSE&G were to become a debtor (regardless of whether the Issuer is also a debtor) a court would hold that the Bondable Transition Property (including the revenues and collections thereon) is not property of the estate of PSE&G under Section 541(a)(1) or 541(a)(6) of the Bankruptcy Code and that
Section 362(a) of the Bankruptcy Code would not apply to prevent PSE&G in its capacity as servicer from paying collections on the Transition Bond Charges to the Issuer and its assigns.

                                   EXHIBIT L

           [Opinion Regarding Security Interest Granted by Issuer to
                         Trustee Under Delaware UCC]

         1. The Financing Statement is in an appropriate form for filing with the Secretary of State.

         2. Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the "Delaware UCC") is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statement with the Secretary of State, the Trustee will have a perfected security interest in the Issuer's rights in that portion of the Bondable Transition Property described in the Financing Statement in which a security interest may be perfected by the filing of a UCC Financing Statement with the Secretary of State (the "Filing Collateral") and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

         3. The search report sets for the proper filing office and the proper debtor necessary to identify those Persons who under the Delaware UCC have on file Financing Statements against the Issuer covering the Filing Collateral as of the effective time. The search report identifies no secured party who has on file with the Secretary of State a currently effective Financing Statement naming the Issuer as debtor and describing the Filing Collateral prior to the effective time.

                                   EXHIBIT M


                    [Delaware Law Opinion Regarding Issuer]

         1. The Issuer has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

         2. Under the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101, et seq. (the "LLC Act"), and the Issuer LLC Agreement, the Issuer has all necessary limited liability company power and authority to execute and deliver the Basic Documents and issue the Transition Bonds, and to perform its obligations thereunder.

         3. Under the LLC Act and the Issuer LLC Agreement, the Issuer has all the necessary limited liability company power and authority to own its property and conduct its business, all as described in the Issuer LLC Agreement.

         4. Under the LLC Act and the Issuer LLC Agreement, the execution and delivery by the Issuer of the Basic Documents and Transition Bonds, and the performance by the Issuer of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Issuer.

         5. The Issuer LLC Agreement constitutes a valid and binding agreement of PSE&G, as the sole member of the Issuer, and is enforceable against PSE&G in accordance with its terms.

         6. If properly presented to a Delaware court, a Delaware court applying Delaware law would conclude that (i) compliance with Section 3.04(b)(iv) of the Issuer LLC Agreement requiring a prior unanimous written consent of the Issuer's Managers, including the Independent Manager, to commence a voluntary case under Title 11 of the United States Code (a "Voluntary Case") for the Issuer, is necessary in order to commence a Voluntary Case, and (ii) Section 3.04(b)(iv) of the Issuer LLC Agreement requiring a prior written unanimous consent of the Issuer's Managers, including the Independent Manager, to commence a Voluntary Case for the Issuer, constitutes a legal, valid and binding agreement of PSE&G, and is enforceable against PSE&G, as the sole member of the Issuer, in accordance with its terms.

         7. Under the LLC Act, and the Issuer LLC Agreement, the bankruptcy or dissolution of PSE&G would not, by itself, cause the Issuer to be dissolved or its affairs to be wound up.

         8. Although under the LLC Act, on application to a court of competent jurisdiction, a judgment creditor of PSE&G may be able to charge PSE&G's share of any profits and losses of the Issuer and PSE&G's right to receive distributions of assets of the Issuer (the "PSE&G Member's Interest") with payment of the unsatisfied amount of the judgment, with interest, to the extent so charged, the judgment creditor of PSE&G has only the rights of an assignee of the PSE&G Member's Interest. Thus, under the LLC Act, a judgment creditor of PSE&G may not attach specific assets of the Issuer directly and may not satisfy its claims against PSE&G by asserting a claim directly against the assets of the Issuer.


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

         9. Under the LLC Act (i) the Issuer is a separate legal entity, and
(ii) the existence of the Issuer as a separate legal entity will continue until the cancellation of the Issuer Certificate of Formation.

         10. No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required solely in connection with the execution and delivery by the Issuer of the Basic Documents, or the performance by the Issuer of its obligations thereunder (except for filings that may be required under the Uniform Commercial Code as in effect in the State of Delaware).

         11. The execution and delivery by the Issuer of the Basic Documents, and the performance by the Issuer of its obligations thereunder, do not violate (i) any Delaware law, rule or regulation, or (ii) the Issuer Certificate of Formation or the Issuer LLC Agreement.







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